Exhibit 10.59

AMENDMENT NO. 1
TO

EMPLOYMENT AGREEMENT BETWEEN ROCKET FUEL LIMITED AND DAVID GOSEN

This Amendment No. 1 (the “Amendment”) effective from April 6, 2017 (the “Effective Date”) amends the employment agreement (the “Employment Agreement”) by and between Rocket Fuel Limited (the “Company”) and David Gosen (the “Employee”) dated May 10, 2016. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee have agreed at the request of Employee to amend the Employment Agreement as set out below:

1.	Amendment. With effect from the Effective Date, Section 9 of the Employment Agreement shall be deleted and replaced as follows:

“    9    Pension and Special Cash Payment

9.1
You shall remain enrolled in our Group Personal Pension Scheme (the “Pension Scheme”) as long as you meet statutory enrolment criteria. In these circumstances we will make employer contributions to the Pension Scheme in respect of you in the fixed amount of £833.33 per calendar month (the “Pension Contribution”). Further details (including details of the enrolment criteria) are available from Human Resources.

9.2
At the end of each tax year of your employment (or on termination of this Agreement), we will make a cash payment to you (the “Special Cash Payment”) equal to six percent (6%) of your base salary that has accrued through the months in said tax year less the total amount of any Pension Contribution made in respect of the same tax year. The Special Cash Payment will not be consolidated into base salary nor will it count towards any remuneration-related benefits such as pension entitlement or life assurance and shall be subject to deductions for tax and national insurance contributions as may be required.

9.3
Employee expressly acknowledges that clauses 9.1 and 9.2 above have been agreed at the specific request of Employee in lieu of employer contributions of 6% of base salary into the Pension Scheme as standard.”

2.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment.

COMPANY	ROCKET FUEL LIMITED
	By:	/s/ Randy Wootton
	Title:	Chief Executive Officer
	Date:	Dec-20-2016

EMPLOYEE	DAVID GOSEN
	By:	/s/ David Gosen
	Title:	Senior Vice President, International
	Date:	Dec-20-2016